Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Zynex Inc.’s Registration Statements on Form S-3 (File Nos. 333-230128 and 333-232267) and on Form S-8 (File No. 333-220366) of our report dated February 27, 2020, relating to the December 31, 2019 consolidated financial statements and the effectiveness of internal control over financial reporting which appears in Zynex, Inc.’s Form 10-K for the year ended December 31, 2019.

/s/ Plante & Moran, PLLC

February 27, 2020

Denver, CO